EXHIBIT 10.19

EXECUTION VERSION

PURCHASE AGREEMENT

This Purchase Agreement, dated this 31st day of August, 2020, by and among NUTRIBAND INC., a Nevada corporation (“Nutriband”), POCONO PHARMACEUTICALS, INC., a Delaware corporation (“NBI Sub”), and POCONO COATED PRODUCTS, LLC, a Pennsylvania limited liability company (“Pocono”) and POCONO PCP SUB, INC., a Delaware corporation (“PCP Sub”).

WHEREAS, PCP Sub desires to transfer certain assets to NBI Sub in a tax-free reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and any related Treasury Regulations thereunder and subject further to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

(a)

THE TRANSACTION

a.	Sale and Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, PCP Sub shall sell, convey, assign, transfer and deliver to NBI Sub, and NBI Sub shall purchase from PCP Sub, certain Assets of PCP Sub, subject to the following transaction structure:

STRUCTURE OF TRANSACTION.

i.	Pocono will form PCP Sub, a wholly-owned subsidiary structured as a C corporation, for the purpose of holding all of the assets associated with the Transdermal, Topical, Cosmetic and Nutraceutical business at Pocono (the ”Business”), including: (1) all assets (including the equipment listed on Exhibit A), intellectual property and trade secrets, cash balances, receivables, bank accounts and inventory, free and clear of all liens, except for those lease obligations listed on Schedule 3.6 for the PCP Sub; and (2), a 100% membership interest in Active Intelligence, LLC, a North Carolina limited liability company (“AI”) (the “Assets”).

ii.	NBI Sub shall only assume those liabilities incurred in the ordinary course of the daily operations of the Business. All other liabilities shall be excluded from the transaction.

iii.	NBI Sub will acquire the Assets in accordance with the following steps, pursuant to a plan of reorganization under Section 368(a)(1)(C) of the Code, and any related Treasury Regulations:

1.	Nutriband will form NBI Sub, a wholly-owned subsidiary structured as a C corporation, for the purpose of acquiring the Assets from PCP Sub;

2.	In accordance with Code Section 368(a)(1)(C), NBI Sub will acquire the Assets from PCP Sub in exchange for the Consideration set forth in Section 1.2 hereof;

3.	Immediately after NBI Sub’s acquisition of the Assets, PCP Sub will liquidate and transfer all of the Consideration to Pocono;

4.	Following PCP Sub’s liquidation, Pocono will become a shareholder in Nutriband, and Nutriband will continue the business associated with the Assets through NBI Sub.

ACQUISITION TERMS

i.	$6,000,000 paid in voting Common Stock of Nutriband at a value of the average price of the previous 90 days at the date of Closing.

ii.	$1,500,000 paid in the form of a note, which is due upon the earlier of (a) twelve (12) months from issuance, or (b) immediately following a capital raise of no less than $4,000,000 and/or a public offering of no less than $4,000,000. If mutually agreed the $1,500,000 may be paid by any other means available to the company.

iii.	The Assets will serve as security pursuant to the terms of a pledge and security agreement between the parties

iv.	The Closing of the transaction is reliant on the accuracy of unaudited financials provided by Pocono to Nutriband for the two (2) years preceding the transaction.

v.	Nutriband will take full ownership and control of the Assets through NBI Sub.

vi.	Michael Myer will join the Nutriband Board of Directors.

vii.	If after twelve (12) months (a) the note has not been paid in full, and (ii) Nutriband has not filed a registration statement, Pocono will have the unilateral right to reacquire the Assets and return the common stock of Nutriband under the pledge and security agreement.

b.	Transaction and Consideration. The consideration transferred by Nutriband to NBI Sub, and payable by NBI Sub to PCP Sub for the Assets is (i) the number of shares of Nutriband’s voting common stock (“Nutriband Shares”) for a total value of $6,000,000 at a value of the average price of the previous 90 days at the date of Closing and (ii) a note for $1,500,000 bearing interest at the minimum rate necessary under the Internal Revenue Code of 1986, as amended, compounded annually to avoid the imputation of interest (e.g. short-term AFR- 0.17%). payable following the completion of a capital raise of no less than $4,000,000 unless mutually agreed by Pocono and Nutriband, in the form attached hereto as Exhibit B (the “Note”), which shall be secured by the Assets pursuant to that certain Pledge and Security Agreement, in the form attached hereto as Exhibit C (the “Security Agreement”) .. (The Nutriband Shares to be ultimately issued to PCP Sub are referred to in this Agreement as the “Consideration Shares,” and with the Note collectively referred to as the “Consideration”).

c.	Escrow. The parties agree that the deliveries pursuant to Sections 2.2, 2.3 and 2.4 shall be made to and held by the Escrow Agent pursuant to the terms of the Escrow Agreement, which shall provide for the issuance of deliverables to the parties or the right of Pocono to reacquire the assets as set forth in Section 5.3.

Section 1.4 Prohibition on Trading in Nutriband Stock. All parties acknowledge that information concerning the matters that are the subject matter of this Agreement may constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to Nutriband from purchasing or selling securities of Nutriband, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Nutriband. Accordingly, until one business day following the date on which the Closing takes place, the parties to this Agreement, and their controlled companies or entities, shall not purchase or sell any securities of Nutriband.

ARTICLE 1A

CONDITIONS PRECEDENT

Section 1A.1 Conditions Precedent. Closing is subject to and conditional on the following conditions precedent (“Conditions”):

Condition

1	Completion of an audit of the Unaudited Financial Statements by an independent registered public accounting firm which is a member of the Public Company Accounting Oversight Board (“PCAOB”).

Section 1A.2 Waiver of Conditions. The Conditions may only be waived by agreement in writing between the parties and will be effective only to the extent specifically set out in that waiver.

Section 1A.3 Conduct of the parties. Each party must use all reasonable endeavors within its own capacity to ensure that each Condition is satisfied as soon as reasonably practicable after execution of this Agreement. The applicable duty and expenses in relation to satisfying the Conditions in Section 1A.1 above must be borne by Nutriband.

Section 1A.4 Notice. A party must promptly notify the other parties in writing as soon as it becomes aware that a Condition has been satisfied or becomes incapable of being satisfied.

Section 1A.5 Failure of Condition. If a party has complied with its obligations under Section 1A.3, it may terminate this Agreement by giving notice in writing to the other parties if:

i.	a Condition is or becomes incapable of being satisfied;

ii.	each Condition is not satisfied, or waived in accordance with section 1A.2,

iii.	a Condition, having been satisfied, does not remain satisfied in all respects at all times before Closing.

Section 1A.6 Effect of termination. On termination of this Agreement under section 1A.5:

1.	Article 9 (Miscellaneous) continues to apply;

iv.	accrued rights and remedies of a party are not affected; and

v.	subject to (a) and (b) above, the parties are released from further performing their obligations under this Agreement.

(b)

THE CLOSING

a.	The Closing. Completion of the transfer of the Assets by PCP Sub and the issue of the Consideration by NBI Sub to the Escrow Agent (the “Closing”) shall occur at 9.00am (or such other time as the parties agree) on the date that is five (5) Business Days after the date that the last of the Conditions are satisfied or waived, or such other date as agreed between the parties in writing (“Closing Date”).

b.	Deliveries by PCP Sub and Pocono. At the Closing, PCP Sub and/or Pocono shall deliver to the Escrow Agent:

i.	a completed and duly executed Bill of Sale for the Assets from PCP Sub;

ii.	all of the books and records of PCP Sub relating to the Assets;

iii.	duly executed representation agreements from PCP Sub and Pocono with regard to U.S. Securities law matters;

iv.	the Security Agreement; and

v.	the Escrow Agreement.

c.	PCP Sub Board Resolutions. At the Closing, PCP Sub’s board of directors must deliver board resolutions to the Escrow Agent approving:

i.	this Agreement and the transactions contemplated hereby; and

ii.	the transfer of the Assets and the registration of NBI Sub as the holder of the Assets in the appropriate company books.

d.	Deliveries by Nutriband. At the Closing, Nutriband shall deliver to the Escrow Agent:

(a) Resolutions of Nutriband’s board of directors approving this Agreement and the transactions contemplated hereby, including the issue of the Consideration Shares;

(b)	a stock certificate to PCP Sub for the Consideration Shares issued to it pursuant to Section 1.2;

(c)	the Note;

(d)	the Security Agreement; and

(e)	the Escrow Agreement.

e.	Conditions of Closing. Closing is conditional on the parties complying with all of their obligations under this Article 2. If a party fails to fully comply with their obligations under this Article 2 and the parties do not close this Agreement, each party:

i. must return to the other relevant party all documents delivered to it under this Article 2;

ii. must do everything reasonably required by the other parties to reverse any action taken under this Article 2;

iii. is released from its obligations to continue performance under this Agreement; and

iv. retains the rights it has against the other parties in respect of any past breach.

f.	Possession, Title and Risk. Unless and until the Release of Escrow under Section 5.3(b) and during PCP Sub’s right of recission under Section 5.3(a), (i) the Assets shall remain in the possession of PCP Sub on the premises of Pocono, (ii) title to the Assets shall be vested in NBI, but shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement, and (iii) risk in the Assets passes to NBI Sub at the Closing.

(c)

REPRESENTATIONS AND WARRANTIES OF POCONO AND PCP SUB

Pocono and PCP SUB, jointly and severally, hereby make the following representations and warranties to Nutriband and NBI Sub as at the date of this Agreement and as at the Closing (unless a warranty is expressed to be given at a different time in which case it is given at such a different time) that:

a.	Organization, Qualification.

i.	Pocono is a limited liability company duly organized, validly existing and in good standing under the laws of Pennsylvania, has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

ii.	PCP Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

b.	Subsidiaries.

i.	With the exception of PCP Sub. Pocono does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in and has not guaranteed the obligations of any Person.

ii.	With the exception of AI, PCP Sub does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in and has not guaranteed the obligations of any Person.

c.	Capitalization.

i.	Pocono is the sole shareholder of PCP Sub, and the shares in PCP Sub held by Pocono constitute all of the issued shares in the capital of PCP Sub. All such shares have been duly and validly issued, and are fully paid. There are no options, subscriptions, rights, convertible debt or equity securities or instruments or agreements or plans whether written or oral, pursuant to which any class of shares may be issuable by PCP Sub. No Person, other than Pocono, has any rights to vote or any right to approve of a transfer of the Assets in PCP Sub.

ii.	The Assets held by PCP Sub constitute all of the assets of PCP Sub. No Person, other than Pocono, has any rights to vote or any right to approve of a transfer by PCP Sub of the Assets.

d.	Consents and Approvals, No Violations. Other than the consents and approvals required under Article 1A (Conditions Precedent), none of the execution, delivery or performance of this Agreement by Pocono and/or PCP Sub, the consummation by Pocono and PCP Sub of any of the transactions contemplated by this Agreement will (i) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other Person (including consents from parties to loans, contracts, leases and other agreements to which PCP Sub is a party), (ii) require any consent or approval under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which Pocono and/or PCP Sub is a party, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Pocono or any of its properties or assets.

e.	Financial Statements. The Unaudited Financial Statements fairly present the consolidated financial condition of Pocono and the results of Pocono’s operations for the period then ended.

f.	No Undisclosed Liabilities. Except (a) as disclosed in the Unaudited Financial Statements, set forth on the attached Schedule 3.6, and (c) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 2019, neither Pocono nor PCP Sub has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that individually or collectively have, or would be reasonably likely to have, a material adverse effect on either Pocono or PCP Sub.

g.	Absence of Certain Changes. Except as contemplated by this Agreement or set forth on the attached Schedule 3.7, since December 31, 2019, Pocono has carried on the Business only in the ordinary course, and Pocono has not:

i.	permitted or allowed any of the Assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except for liens for current taxes not yet due and except for those encumbrances in the ordinary course of business and consistent with past practice;

ii.	other than the transfer to PCP Sub, sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

iii.	disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed to any Person (other than representatives of Nutriband) any trade secret, formula, process, knowhow or other Intellectual Property not theretofore a matter of public knowledge;

iv.	paid, lent or advanced any amount to, or sold, transferred or leased any properties or Assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors except for directors’ fees and compensation to officers at rates not exceeding the rates of such fees and compensation paid during the financial year ended December 31, 2019;

v.	written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable included in the Assets, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

vi.	agreed, whether in writing or otherwise, to take any action described in this section.

h.	Books and Records. The books of account and other records of Pocono are complete and correct in all material respects and, in general, have been maintained in accordance with sound business practices. The business records of Pocono contain accurate and complete records of all meetings of, and action taken by Pocono, and no meeting of any of Pocono’s members has been held for which minutes have not been prepared and are not contained in its business records.

i.	Accounts Receivable. All accounts receivable of PCP Sub as of December 31, 2019 reflect accounts received arising from sales of goods and services in the normal course of business, subject to a reserve, as reflected in the Unaudited Financial Statements, consistent with past experience.

j.	Inventory. All of the inventories of PCP Sub, whether reflected in the Unaudited Financial Statements or otherwise, consist of a quality and quantity of products usable in the ordinary and usual course of business.

k.	Title to Properties, Encumbrances. Except for sales of inventory in the normal course of business since December 31, 2019 and set forth on the attached Schedule 3.11, PCP Sub have good, valid and marketable title to all the properties and assets that they purport to own (tangible and intangible) free and clear of all Encumbrances, including all the properties and assets reflected in the Unaudited Financial Statements and all such properties and assets purchased by Pocono since December 31, 2019. The rights, properties and other assets presently owned, leased or licensed by PCP Sub and described elsewhere in this Agreement include all such rights, properties and other assets necessary to permit PCP Sub to conduct the Business in all material respects in the same manner as such Business has been conducted prior to the date hereof.

l.	Real Property. Except as set forth on the attached Schedule 3.12, neither Pocono nor PCP Sub lease any real property.

m.	Contracts and Commitments: Except as set forth on Schedule 3.13,

i.	Neither Pocono nor PCP Sub have any agreements, contracts, commitments or restrictions that are material to the Business, operations or prospects or that require the making of any charitable contribution.

ii.	No purchase contracts or commitments of PCP Sub continue for a period of more than twelve (12) months or are in excess of either Pocono’s or PCP Sub’s normal, ordinary and usual requirements or, to the Knowledge of Pocono and/or PCP Sub, are at any excessive price.

iii.	There are no outstanding sales contracts, commitments or proposals of PCP Sub that continue for a period of more than twelve (12) months or which will result in any loss to PCP Sub upon completion or performance thereof, after allowance for direct distribution expenses nor are there any outstanding contracts, bids or sales or service proposals quoting prices which will not result in a normal profit.

iv.	PCP Sub has no outstanding contracts with shareholders, members, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of no longer than thirty (30) days and without liability, penalty or premium for any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings.

v.	PCP Sub has no employment agreement, or any other agreement, that contain any severance or termination pay liabilities or obligations.

vi.	PCP Sub is not in default under or in violation of, nor is there any valid basis for any claim of default under or violation of, any contract, commitment or restriction to which they are a party or by which they are bound.

vii.	PCP Sub has no employee to whom it is paying compensation at the annual rate of more than $200,000.

viii.	PCP Sub in not restricted by agreement from carrying on its business anywhere in the world.

ix.	PCP Sub is not outstanding any agreement to acquire any debt obligations of others.

x.	PCP Sub has no outstanding loans to any Person.

xi.	PCP Sub has no power of attorney outstanding or any obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity.

xii.	PCP Sub has no any commitments or obligations to continue to utilize the services of, or otherwise to do business with, any licensor, vendor, supplier or licensee of Pocono and/or PCP Sub.

xiii.	No obligations of PCP Sub are more than thirty (30) days past due.

n.	Suppliers. There has not been any material adverse change in the business relationship of Pocono and/or PCP Sub with any supplier from whom PCP Sub purchased more than ten (10%) percent of the goods or services that it purchased in 2019 or 2018. Since January 1, 2020, no supplier has modified its relationship with Pocono and/or PCP Sub and no such Person has made any statement to Pocono and/or PCP Sub as to having any intention to do cancel or modify its relationship with Pocono and/or PCP Sub or to the effect that the consummation of the transactions contemplated by this Agreement will adversely affect any of such relationships.

o.	Insurance. Schedule 3.15 to this Agreement sets forth a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by Pocono and/or PCP Sub in force on the date of this Agreement with respect to the Business or Assets of PCP Sub together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement up until the date of this Agreement. All such policies are in full force and effect, all premiums due thereon have been paid by Pocono, and Pocono is otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (a) Neither Pocono nor PCP Sub have received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) Neither Pocono nor PCP Sub have received any notice from any of its insurance carriers that, solely as a result of the conduct or actions of Pocono and/or PCP Sub or Pocono and/or PCP Sub products and not as a result of any general rate increase, any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to Pocono and/or PCP Sub in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting Pocono and/or PCP Sub. Neither Pocono nor PCP Sub have workers compensation claims currently outstanding.

p.	Casualties. Since December 31, 2019, neither Pocono nor PCP Sub have been affected in any way as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance). To the Knowledge of Pocono and PCP Sub, no event (other than normal risks affecting its industry, as a whole, and the COVID-19 pandemic) has occurred which Pocono and/or PCP Sub reasonably believe would have a material adverse effect upon its respective business or operations.

q.	Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission (collectively “Proceedings”) pending or to the Knowledge of Pocono threatened against or involving Pocono and/or PCP Sub, or any such Proceeding which questions or challenges the validity of this Agreement or any action taken or to be taken by Pocono and/or PCP Sub pursuant to this Agreement or in connection with the transactions contemplated by this Agreement. Neither Pocono nor PCP Sub are subject to any judgment, order or decree which may have an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

r.	Compliance with Laws. Except as set forth on the attached Schedule 3.18, to their Knowledge, Pocono and PCP Sub have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that affect the business, properties or assets of Pocono and/or PCP Sub, and no notice, charge, claim, action or assertion has been received by Pocono and/or PCP Sub or has been filed, commenced or, to the Knowledge of Pocono and/or PCP Sub, threatened against Pocono and/or PCP Sub alleging any violation of any of the foregoing. Pocono has not in the past been a party to any proceeding with or before the federal Food and Drug Administration, and has not at any time received any communication from the FDA regarding the sales of Pocono Products or the manner in which it has conducted its business operations.

s.	Tax Matters.

i.	Pocono has duly filed all Tax Returns that are required to be filed and has duly paid or caused to be duly paid in full all Taxes shown thereof or otherwise due for such periods. All such Tax Returns are correct and complete and accurately in all material respects reflect all liability for Taxes for the periods covered thereby. Other than Taxes incurred in the ordinary course of business, Pocono has no liability for unpaid Taxes accruing after December 31, 2019.

ii.	There are no liens for Taxes upon any property or assets of Pocono and/or PCP Sub, except for liens for Taxes not yet due.

iii.	Neither Pocono nor PCP Sub have made any change in accounting methods, received a ruling from any taxing authority or signed an agreement with respect thereto or signed any agreement with any the United States Tax Office or any other taxing authority.

iv.	Pocono and PCP Sub have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be so withheld and paid over under applicable laws.

v.	No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Pocono and/or PCP Sub, and the Tax Returns of Pocono and/or PCP Sub have not been subject to audit by any taxing authority, and Pocono and/or PCP Sub have not received written notice of any claim made by an authority in a jurisdiction where Pocono does not file Tax Returns, that Pocono and/or PCP Sub is or may be subject to taxation by that jurisdiction.

vi.	To the Knowledge of Pocono and PCP Sub, no Tax deficiencies have been claimed, proposed or asserted against Pocono and/or PCP Sub.

vii.	There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Pocono and/or PCP Sub.

viii.	No power of attorney has been granted by or with respect to Pocono and/or PCP Sub with respect to any matter relating to Taxes.

ix.	Neither Pocono nor PCP Sub is a party to, is bound by nor has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contractor arrangement, and neither Pocono nor PCP Sub have potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement.

x.	Other than any Tax Returns that have not yet been required to be filed, Pocono and PCP Sub have made available to Nutriband true, correct and complete copies of its Tax Returns.

xi.	Neither Pocono nor PCP Sub have been a member of any affiliated group by which Pocono and/or PCP Sub files consolidated Tax Returns with another Person.

t.	Potential Conflict of Interest. Except as set forth on the attached Schedule 3.20, no officer or director of Pocono and/or PCP Sub owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee, customer or supplier of Pocono or which conducts a business which develops or markets products which are reasonably expected to compete with any the Business. No member and no officer or director of Pocono and/or PCP Sub (a) owns or holds, directly or indirectly, in whole or in part, any Intellectual Property, (b) has any claim, charge, action or cause of action against Pocono, except for claims for reasonable unreimbursed travel or entertainment expenses. (c) has made, on behalf of Pocono, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which member or any officer or director of Pocono (or, to the Knowledge of Pocono, a relative of any of the foregoing) is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity).

u.	Product Liability. There are not presently pending, or, to the Knowledge of Pocono and PCP Sub, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Product manufactured, distributed or sold by or on behalf of Pocono. Pocono has not extended to any of its customers any written, non-uniform product warranties, indemnifications or guarantees.

v.	Bank Accounts. Schedule 3.22 to this Agreement sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which PCP Sub maintains safe deposit boxes, checking accounts or other accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

w.	Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee payable by Nutriband in connection with any of the transactions contemplated by this Agreement as a result of any action, contract or agreement, whether oral or written and whether formal or informal between Pocono or an Related Party of Pocono and such Person.

x.	Related Party Agreements. Except as set forth on the attached Schedule 3.24, there are no and there have not been any agreements, arrangements or understandings between Pocono and any Related Party other than employment or consulting agreements which are disclosed. No Related Party has or had any interest in any material property (real or personal, tangible or intangible) sold to, purchased by or otherwise used in or pertaining to the Business; or any direct or indirect interest in any Person which has had business dealing or a financial interest in any transaction with Pocono or which is in competition with the Business. No Related Party has any claim or right against Pocono or PCP Sub.

y.	No Other Representations and Warranties. Except for the representations and warranties contained in this Article 3 (including the related portions of the Disclosure Schedules), neither Pocono nor PCP Sub has made or makes any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Assets furnished or made available to Nutriband and its representatives (including any information, documents or material delivered to Nutriband, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.

(d)

REPRESENTATIONS AND WARRANTIES OF NUTRIBAND

Nutriband represents and warrants to Pocono and PCP Sub as at the date of this Agreement and as at the Closing (unless a warranty is expressed to be given at a different time in which case it is given at such a different time) that:

a.	Organization. Nutriband is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a Material Adverse Effect.

b.	Authorization; Validity of Agreement. Nutriband has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Nutriband of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of Nutriband, and no other corporate action on the part of Nutriband is necessary to authorize the execution and delivery by Nutriband of this Agreement or the consummation of the transactions contemplated by this Agreement. No vote of, or consent by, the holders of any class or series of stock issued by Nutriband is necessary to authorize the execution and delivery by Nutriband of this Agreement or the consummation by it of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Nutriband, and, assuming due and valid authorization, execution and delivery hereof by Pocono and PCP Sub, is a valid and binding obligation of Nutriband, enforceable against it in accordance with its terms; except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforceability of creditors’ rights and except that any remedy in the nature of equitable relief shall be in the discretion of the court.

c.	Consents and Approvals, No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act or blue sky laws, none of the execution, delivery or performance of this Agreement by Nutriband, the consummation by Nutriband of the transactions contemplated by this Agreement or compliance by Nutriband with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Nutriband, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Nutriband is a party or by which its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Nutriband, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Nutriband’s ability to consummate the transactions contemplated by this Agreement.

d.	Issuance of Consideration Shares. The issuance of the Consideration Shares to PCP Sub pursuant to this Agreement has been authorized by Nutriband’s board of directors and the Consideration Shares, when issued pursuant to this Agreement will be duly and validly authorized and issued, fully paid and non-assessable, and, in reliance upon the representations and warranties of Pocono and PCP Sub, will be issued in a transaction exempt from registration under the Securities Act. PCP Sub and, subsequently, Pocono, will acquire the full legal ownership of the relevant Consideration Shares free and clear of all Encumbrances (subject to their restricted nature as set out in Section 1.3). The Consideration Shares will upon issue rank equally with, and confer all rights possessed by, all existing stock in Nutriband (subject to their restricted nature as set out in Section 1.3). Nutriband has not taken any steps at any time prior hereto that would artificially cause the increased value of the Nutriband Shares.

e.	Financial Statements. Nutriband’s audited financial statements for the years ended January 31, 2020 and 2019. together with the notes (the “Nutriband Financial Statements”), are included in Nutriband’s filings with the Securities and Exchange Commission (“SEC Filings”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Nutriband Financial Statements present and reflect the financial position on the respective balance sheet dates and the results of its operations for the periods then ended in accordance with United States generally accepted accounting principles consistently applied.

f.	Business of Nutriband. The business of Nutriband, including information relating to its risk factors, and its management, principal shareholders, material agreements, capitalization is described in the SEC Filings. As of their respective filing dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the SEC Filings comply in all material respects as to form with the requirements of the Securities Act of 1933, as amended, the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and the SEC Filings taken together do not contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

g.	Brokers or Finders. Neither Nutriband nor any of its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except that an investment banking fee is payable to WallachBeth Capital, LLC, which is payable by Nutriband without diminution in value of the Consideration Shares.

h.	Full Disclosure. The representations and warranties contained in this Article 4, together with the statements and other information in the SEC Filings, and the certificates or other writing furnished or to be furnished by Nutriband to Pocono and PCP Sub or any of their representatives pursuant to the provisions hereof or in connection with the Transactions, do not and will not contain any untrue statement of material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein and therein, taken together, not misleading.

(e).

POST-CLOSING

a.	Non-Competition Covenant. Without the express prior written consent of Nutriband, neither Pocono nor any Principal Member shall, at any time during period commencing on the Closing Date and ending one (1) year thereafter, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business that is engaged in the development, manufacture and sale of products similar to those in the Business; provided that the foregoing shall not prohibit (a) such Person from owning as a passive investment 5% or less of the equity of any publicly-traded entity or (b) such Persons ownership, management and control of Ntrinsiq.

b.	Post-Closing Covenants. Immediately after Closing, the parties shall take the following actions:

i.	Board Appointment. Michael Myer will join the Nutriband Board of Directors, and Gareth Sheridan will join the PCP Sub Board of Directors as one the two directors who shall be in charge of the management of PCP Sub.

ii.	Employment. All current employment contracts of PCP Sub will remain in place and all officers of Pocono will remain in managerial duties of Pocono’s day to day operations.

iii.	Listing. Nutriband shall use its best efforts to file a registration statement for an underwritten public offering of its securities as soon as reasonably possible after Closing (the “Listing”); provided, however, that the date of filing may be delayed to the extent that the registration statement requires information about the business of and risk factors relating to Pocono and Pocono’s financial statements, pro forma financial information and a discussion of Pocono’s financial statements. In connection with the underwritten public offering, Nutriband will file for the listing of the Nutriband Shares on either the Nasdaq Stock Market or the NYSE American stock exchange and will seek to have the Nutriband Shares listed for trading on such exchange contemporaneously with the effectiveness of the registration statement relating to the underwritten public offering.

c.	Return of Assets under Security Agreement/Release of Escrow. The parties agree and acknowledge that the transactions pursuant to this Agreement are subject to fulfillment of the conditions herein and the following rights of the parties:

i.	Return of Assets under Security Agreement. If upon the one (1) year anniversary of the Closing Date, Nutriband has not (A) completed the Listing, and (B) paid the Note in full, Pocono will have the unilateral right, in its sole and absolute discretion, to exercise its rights under the Security Agreement to reacquire the Assets. Pocono shall provide Nutriband written notice of its intent to exercise such rights under the terms of the Security Agreement within sixty (60) days of the one (1) year anniversary of the Closing Date. The parties agree that upon such exercise the following will occur:

(i) The Escrow Agent will return all of the deliverables called for in Sections 2.2 and 2.3 of this Agreement to Pocono and/or the PCP Sub;

(ii) The Escrow Agent will return all of the deliverables called for in Section 2.4 of this Agreement to Nutriband;

(iii) All rights, assets, obligations and liabilities of the operations of the Business at the time of the exercise remain with Pocono including, but not limited to, cash, accounts receivables, work in progress, raw material, inventory, accounts payable, contract fulfillment, etc.

ii.	Release of Escrow. The parties agree that if Nutriband has (A) completed the Listing, and (B) paid the Note in full, then the Escrow Agent shall be instructed to release the deliverables held pursuant to the Escrow Agreement. The parties further agree that if there is a release of escrow pursuant the terms hereof, the parties will treat the date of this Agreement as the effective date of this Agreement for all purposes, and as the date the transactions hereunder were consummated.

(f).

INDEMNIFICATION

a.	Indemnification, Remedies.

i.	Subject to Sections 6.1(b) and 6.2 of this Agreement;

1.	Pocono shall indemnify, defend and hold harmless Nutriband from and against any Losses incurred by Nutriband which result from a breach of Article 3 of this Agreement.

2.	Nutriband shall indemnify, defend and hold harmless Pocono and PCP Sub against any Losses incurred by them which result from a breach of Nutriband’s representations and warranties contained in Article 4 of this Agreement.

ii.	The indemnification obligations of the indemnifying parties (each, an “Indemnifying Party” and the party being indemnified, an “Indemnified Party”) under Section 6.1(a) shall be subject to each of the following limitations:

1.	The indemnification obligations of the Indemnifying Parties set forth in Section 3.19 (Tax Matters) shall survive until sixty days following the date on which the applicable statute of limitations expires.

2.	The indemnification obligations of the Indemnifying Parties set forth in Section 4.4 (Issuance of Consideration Shares) shall survive indefinitely.

3.	The indemnification obligations pursuant to all other representations and warranties shall survive for a period of (2) two years from Closing, such that a party will not be liable for any Claim unless: (A) the relevant party receives written notice of the Claim within 2 years after the Closing Date; and (B) the Claim is agreed, compromised or settled or legal proceedings have been issued and served in respect of the Claim within 6 months after the notice is given in respect of the Claim.

iii.	Except for fraud and with respect to covenants and agreements to be subsequently performed, the sole remedy following the Closing for any inaccuracy in or breach of any representation, warranty, covenant or agreement shall be pursuant to this Article 6.

b.	Limitations of Liability of Pocono and/or PCP Sub.

i.	Any warranties of Pocono and/or PCP Sub are given subject to and qualified by, and Nutriband is not entitled to claim that any fact, matter or circumstance causes any of such warranties to be breached if and to the extent that the fact, matter or circumstance is Fairly Disclosed in this Agreement or in the Disclosure Materials.

ii.	For the avoidance of doubt, any fact, matter or circumstance Fairly Disclosed or which is or would be revealed by a search referred to above is deemed to qualify the representations and warranties in Article 3.

iii.	Pocono and/or PCP Sub are not liable to Nutriband for any Claim arising from or relating to a breach of any warranty if, before the date of this Agreement, Nutriband is aware of the matter that has given rise or will give rise to the breach or anticipated breach and does not before the date of this Agreement give written notice to Pocono and/or PCP Sub, respectively, of the matter.

iv.	Pocono and/or PCP Sub are not liable to Nutriband for any Claim for Loss which is recoverable by Nutriband under a policy of insurance.

v.	Pocono and/or PCP Sub are not liable to Nutriband for any Claim under or relating to this Agreement which would not have arisen but for, or for any loss or damage attributable to,: (i) anything done or not done after Closing by Nutriband or any person acting, or purporting to act, on behalf of the Nutriband; (ii) the enactment of any legislation after the date of this Agreement or change in legislation in force on the date of this Agreement, including legislation which has a retrospective effect; or (iii) a change in the judicial interpretation of the law in any jurisdiction after the date of this Agreement.

vi.	Pocono and/or PCP Sub are not liable to Nutriband for any Claim unless: (i) the amount finally adjudicated or agreed as being payable in respect of the Claim (or a series of like Claims arising from the same or substantially similar facts) exceeds $50,000; and (ii) the aggregate amount finally adjudicated or agreed as being payable in respect of all Claims which may be recovered under (i) is not less than $100,000, in which case Pocono and/or PCP Sub are liable for all of the Claims which may be recovered under (i).

vii.	The maximum aggregate amount which Nutriband may recover, in respect of any Claim, is equal to the lower of: (i) the Consideration actually paid; and (ii) the sum of the proceeds of sale of the Consideration Shares and the value of the remaining Consideration Shares.

c.	Acknowledgements. The parties acknowledge and warrant that: (a) they have negotiated this Agreement with the assistance of legal advisers and accept that they rely on only those matters expressly set out in this Agreement; (b) any statement, representation, warranty, undertaking or other provision not expressly set out in this Agreement has not been relied upon and shall have no force or effect; and (c) Nutriband has had the opportunity to make, and has made, reasonable inquires in relation to Pocono and has satisfied itself in relation to the matters arising from those inquiries.

d.	Notice of Claim, Defense. Each Indemnified Party shall give the Indemnifying Party prompt notice of any third-party claim that may give rise to any indemnification obligation under this Article 6, together with the estimated amount of such claim, and the Indemnifying Party shall have the right to assume the defense (at Indemnifying Party’s sole expense) of any such claim through counsel of the Indemnifying Party’s own choosing by so notifying the Indemnified Party within 30 days of the first receipt by the Indemnifying Party of such notice from the Indemnified Party; provided, however, that any such counsel shall be reasonably satisfactory to the Indemnified Party. Failure to give such notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice. If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any Indemnified Party and any Indemnifying Party exists in respect of such third-party claim, the Indemnifying Party shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to resolve such conflict, but not more than one firm in any jurisdiction representing all Indemnified Parties. The Indemnifying Party shall be solely liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of any such third-party claim (other than during any period in which the Indemnified Party will have failed to give notice of the third-party claim as provided above). If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If Indemnifying Party chooses to defend or prosecute a third-party claim, the Indemnified Party shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by the Indemnifying Party, the retention, and the provision to the Indemnifying Party, of records and information reasonably relevant to such third-party claim, and making employees of the Indemnified Party available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. The Indemnified Party shall agree to any settlement, compromise or discharge of such third-party claim that the Indemnifying Party may recommend and that, by its terms, discharges the Indemnified Party from the full amount of liability in connection with such third-party claim; provided, however, that, without the consent of the Indemnified Party, the Indemnifying Party shall not consent to, and the Indemnified Party shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non-monetary relief affecting the Indemnified Party or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each the Indemnified Person that is the subject of such third-party claim.

(g).

DEFINITIONS AND INTERPRETATION

a.	Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” or “this Agreement” shall mean this Purchase Agreement, together with the Exhibits hereto and the Disclosure Schedule.

“Business Day” shall mean (a) for receiving a notice under this Agreement, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received;

“Claim” shall include a claim, notice, demand, action, proceeding, litigation, investigation, audit, assessment, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this Agreement.

“Closing” shall mean the closing referred to in Section 2.1.

“Closing Date” shall have the meaning set forth in Section 2.1.

“Disclosure Schedule” shall mean the letter (if any) from Pocono and/or PCP Sub to Nutriband dated on or before the date of this Agreement, and delivered to Nutriband prior to executing this Agreement, which contains disclosures in respect of the warranties in Article 3 hereof.

“Disclosure Materials” means (a) all of the information and documents provided by PCP Sub and/or Pocono to Nutriband (an index of which is set out in Exhibit D), and (b) the information in the Disclosure Schedule.

“Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever provided as security for the payment of money or the performance of any other obligation.

“Escrow Agent” shall mean that parties appointed as the escrow agent by the parties, or successor thereto, pursuant to the terms of the Escrow Agreement.

“Escrow Agreement” shall mean that certain escrow agreement executed by the parties in connection with this Agreement in the form attached hereto as Exhibit E.

“Fairly Disclosed” means disclosed in a manner that could reasonably be expected to allow a person experienced in transactions of the nature contemplated by this Agreement to understand the consequences of that disclosure.

“Governmental Entity” shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

“Intellectual Property” shall mean: any license, Patent, patent application, copyright, copyright application, trademark, trademark application, service mark, and service mark application (in any such case, whether registered or to be registered in the United States of America or elsewhere) applied for, issued to or owned by Pocono or PCP Sub, slogan, trade secret, design, logo, formula, invention, product right, technology, internet domain name, web site, phone number, computer program, computer software, formula, or other intangible asset of any nature owned by PCP Sub, or which PCP Sub has the right to use, which is used in the operation of the Business.

“Knowledge” of any Person shall mean (i) actual knowledge of such Person and (ii) that knowledge which a prudent businessperson could reasonably have obtained in the management of such Person’s business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. In connection therewith, the knowledge (both actual and constructive) of the Principal Members shall be imputed to be the knowledge of Pocono.

“Law” shall mean any law, statute, treaty, rule, regulation or order of any Governmental Entity.

“Losses” shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys’ fees and expenses and reasonable accountants’ fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any rights).

“Patents” shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Principal Members” shall mean Michael Myer, Rick Myer and William Myer.

“Related Party” shall mean any present or former director, member of officer of Pocono or any member of their immediate family or any Person controlling or controlled by any such Persons.

“Tax” or “Taxes” shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

“Trade Secrets” shall mean all categories of trade secrets under applicable law, including business information.

“Unaudited Financial Statements” means the financial statements of Pocono for the previous three (3) business years

b.	Construction.

i.	When a reference is made in this Agreement to an article, section, paragraph, exhibit and schedule, such reference shall be to an article, section, paragraph, exhibit and schedule of this Agreement unless otherwise clearly indicated to the contrary.

ii.	Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

iii.	The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

iv.	The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

v.	A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

vi.	A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

vii.	As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to (i) the financial condition, businesses, prospects or results of operations of such entity as a whole (or, if used with respect thereto, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the Transactions).

viii.	The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ix.	A reference to time in this Agreement is to US Eastern Time.

x.	a reference to $ or USD is to currency of the United States of America.

(h).

MISCELLANEOUS

a.	Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the Party incurring such expenses.

b.	Entire Agreement; Amendment, Modification and Waiver. This Agreement constitutes the entire agreement among the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, term sheets and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances

c.	Press Release. Nutriband and Pocono shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement or this Agreement, and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Nutriband, by obligations pursuant to rule or regulation of the Securities Exchange Act, of 1934, as amended, the Securities Act of 1933, as amended, any rule or regulation promulgated thereunder, or any rule or regulation of the Financial Industry Regulatory Authority.

d.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed, delivered personally, sent by email or sent by an overnight courier service that provides evidence of delivery or attempted delivery to the parties at the addresses and emails set forth on the signature page and to the attention of the Person who executed this Agreement on behalf of such party. Notice shall be deemed given on the date of delivery or, with respect to delivery by overnight courier service or registered or certified mail, attempted delivery. Any party may, by like notice, change the address or email to which notice shall be sent.

e.	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. An executed counterpart may be delivered by email.

f.	No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder.

g.	Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

h.	Governing Law. This Agreement, and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the Federal or state courts located in the State of Delaware, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process by made either (A) in the manner set forth in Section 8.4 of this Agreement (other than by email), or (B) any other method of service permitted by law.

i.	No Election of Remedies. Neither the exercise of, nor the failure to exercise, a right under this Agreement will constitute an election of remedies or limit Nutriband, Pocono, or any of the Indemnified Persons in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

j.	Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signatures on following pages]

IN WITNESS WHEREOF, Nutriband, NBI Sub, Pocono Coated Products, LLC and PCP Sub have executed this Agreement on and as of the date first written above.

Address and email	Signature

121 South Orange Ave., Suite 1500	NUTRIBAND INC.
Orlando, Florida 32801
Email: gareth@nutriband.com	By:	/s/ Gareth Sheridan
Gareth Sheridan, CEO

121 South Orange Ave., Suite 1500	NBI Sub
Orlando, Florida 32801
Email: gareth@nutriband.com	By:	Nutriband, Inc.
	Its:	Sole Shareholder

	By:	/s/ Gareth Sheridan
	Name:	Gareth Sheridan
	Its:	CEO

100 Sweetree Street, Cherryville, N.C.	Pocono Coated Products, LLC
Email:
	By:	/s/ Rick Myer
	Name:	Rick Myer
	Its:	Member

	By:	/s/ Michael Myer
	Name:	Michael Myer
	Its:	Member

	By:	/s/ William Myer
	Name:	William Myer
	Its:	Member

100 Sweetree Street, Cherryville, N.C.	PCP Sub
Email:	By:	Pocono Coated Products, LLC
	Its:	Sole Shareholder

	By:	/s/ Rick Myer
	Name:	Rick Myer
	Its:	Member

	By:	/s/ Michael Myer
	Name:	Michael Myer
	Its:	Member

	By:	/s/ Michael Myer
	Name:	William Myer
	Its:	Member

Schedule 3.6

Undisclosed Liabilities

Pocono:

Lease TC-08172583:

Equipment: Valco Melton D90 Melt Unit

Equipment Cost: $49,220.72

Sales Tax: Exempt

Term: 60 months

Purchase Option: 10%

Monthly Payment: $979.05

Commencement Date: 11/1/2017

Lease TC-10192861:

Equipment: Qualiscan QMS-12 Quality Control System

Equipment Cost: $110,807.00

Sales Tax: Exempt

Term: 60 month

Purchase Option: $1.00

Monthly Payment: $2,155.09

Commencement Date: 3/15/2020

NewTek loan - $38,060.365 total left

Retirement obligations of Pocono to retiring member - $60,000 per year for 10 years expiring 2028

PCP Sub

Lease TC-05192801

Equipment: Two QuickPouch Micro Pouch Openers

Equipment Cost: $28,100.00

Sales Tax: Exempt

Term: 60 months

Purchase Option: $1.00

Monthly Payment: $565.65

Commencement Date: 6/10/2019

Lease TC-05202936 (in process):

Equipment: Qualiscan QMS-12 Quality Control System

Equipment Cost: $107,128.00

Sales Tax: Exempt

Term: 60 month

Purchase Option: 10%

Monthly Payment: $1,937.95

Commencement Date: Not yet commenced

NewTek SBA - $38,060.365

Active Intelligence:

None

Schedule 3.7

Absence of Certain Changes

Tyler Overk agreement through Presscott, Inc. to address ownership in Pocono and consulting arrangement

Schedule 3.11

Encumbrances

Only encumbrances are set forth on Schedule 3.6

Schedule 3.12

Real Property

The building located at 100 Sweetree Street, Cherryville, NC is the subject of a lease with a related party – Geometric Group, LLC

Term:___________________________

Rent:___________________________

Schedule 3.13

Contracts and Commitments

Joint Venture Agreement for Breathe Safe Labs, LLC

Contracts and commitments otherwise disclosed on other schedules attached hereto

Schedule 3.15

Insurance

Commercial General Liability Insurance -$2MM

Workers Compensation

Employers Liability

Commercial Property

Schedule 3.18

Compliance with Laws

Warning letter from FDA concerning cGMPs

Schedule 3.20

Conflict of Interest

Geometric Group, LLC – lessor

Ntrinsiq Works

Schedule 3.22

Bank Accounts

Active Intelligence:

Chase checking

Chase credit card

American Express

Pocono Coated Products:
PNC checking

Schedule 3.24

Related Party Agreements

Geometric Group

Tyler Overk

Retirement Agreement set forth in Schedule 3.6

Exhibit A – Equipment List

(3) 16 foot conveyor belts

10” Propheteer Die-Cutter

450mm shear slitter

Transdermal Coating Machine

Qualscan Mahlo web coating thickness gauge

(3) tabletop lab mixers

(2) drum mounted mixers

(1) floor mounted mixer

Small and Large pebble mills

(2) Diaphragm pumps

Peristaltic pump

60 gal SS jacketed tank

Water heater

Tank mixer

(15) pouch sealers

(3) Quick Pouch Micros

Dies/Sheeters/Anvils

(2) Rhino roll lifts

6’ narrow conveyor

SS work tables

Folding tables

Folding chairs

(2) Industrial racks

Locking Cage

Rolling locking cage

Office desks and chairs

(2) Surface Pro

(2) locking security cabinets

Industrial dishwasher

4 unit locker system

(2) office printers

(2) mac minis

Asus laptop

(3) monitors

Peel tester

Kobalt workbench

Uline workbench

(4) tabletop balances

Floor scale

Labware

Parts cleaner

(3) gladiator racks

4’x6’ floor mats

(2) banders

Tabletop rewinder

Exhibit B – Form of Note

Exhibit C – Form of Security Agreement

Exhibit D – Disclosure Materials

Pocono:

P&L – 2018/2019

Balance Sheet – 2018/2019

Active Intelligence:

P&L – 2018/2019

Balance Sheet – 2018/2019

Exhibit E – Escrow Agreement